SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

SINA Corporation

(Exact name of Registrant as specified in Charter)

Cayman Islands	000-30698	52-2236363
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(Address of Principal Executive Offices) (Zip code)

(86-21) 6289 5678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3

Items 2.01 Completion of Acquisition or Disposition of Assets.

     (a) On July 1, 2004, SINA Corporation (“SINA”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Davidhill Capital Inc., a corporation organized under the laws of the British Virgin Islands (“Davidhill”), and Best Network Technology Inc., IDGVC Offshore Investment Co., Ltd. and Topleather.com Inc. (collectively, the “Sellers” and individually, a “Seller”) and Wang Wei, Guangdong General Digital Investment Consulting Co., Ltd., Liu Ling, Jin Guowen, Xiao Wenwei, Shi Hongjun and Huang Guohong (collectively, the “Founders” and individually, a “Founder”) pursuant to which the Sellers agreed to sell all of the outstanding share capital of Davidhill (the “Shares”) to SINA or to a subsidiary designated by SINA (the “Share Purchase”). The Stock Purchase Agreement has been amended pursuant to an Amendment Agreement dated October 13, 2004 among SINA, Davidhill, the Sellers, and the Founders.

     Prior to the closing of the Share Purchase, the Founders collectively owned 100% of the equity interest in Guiyang Longmaster Information Technology Co., Ltd. (“Longmaster”), a limited liability company organized under the laws of the People’s Republic of China (the “PRC”) and engaged in the business of (i) developing and operating instant messaging systems, including the Longmaster Instant Messaging systems (the “Longmaster UC Product”) and (ii) providing online services on the platform of instant messaging systems in the PRC (collectively, the “Longmaster Business”).

     Davidhill owns all of the equity interest in Beijing Davidhill Internet Technology Service Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the PRC (the “WFOE”).

     In connection with the Share Purchase, Longmaster and the WFOE entered into an Asset Purchase Agreement dated July 1, 2004 (the “Asset Purchase Agreement”) whereby Longmaster agreed to sell to the WFOE, and the WFOE agreed to purchase, all of the assets and properties of the Longmaster Business for a purchase price of one million seven hundred thousand Renminbi Yuan (RMB 1,700,000) (the “Asset Purchase”).

     Immediately after the execution of the Stock Purchase Agreement, SINA paid to the Sellers, in the aggregate, an initial purchase price of fifteen million U.S. dollars (U.S. $15,000,000) (the “Initial Purchase Price”) in cash, of which (A) twelve million U.S. dollars (U.S. $12,000,000) in cash (the “Initial Cash Consideration”) were allocated among the Sellers; (B) six hundred thousand U.S. dollars (U.S. $600,000) were allocated to IDGVC Offshore Investment Co., Ltd.; and (C) the remaining two million and four hundred thousand U.S. dollars (U.S. $2,400,000) were to be returned to the Purchaser by wire transfer against the delivery of the number of ordinary shares, par value U.S. $0.133 per share, of SINA determined by dividing two million four hundred thousand U.S. dollars (U.S. $2,400,000) by the average of per share closing prices of the SINA ordinary shares on the Nasdaq National Market during the thirty (30) calendar days immediately preceding the date of the Stock Purchase Agreement (the “Initial Share Consideration”) by SINA.

     After the delivery of the Initial Purchase Price by SINA, the Sellers and the Founders caused Longmaster to return to SINA fifty million RMB (RMB 50,000,000), which was transferred by an affiliate of SINA to a bank account designated by Longmaster pursuant to the Memorandum Transaction Terms Framework dated as of January 7, 2004 between SINA and Longmaster.

     On October 19, 2004, the closing of the Asset Purchase and the Share Purchase occurred. As a result of the closing of the Asset Purchase, the WFOE became the owner of all of the assets and properties of the Longmaster Business. As a result of the closing of the Share Purchase, SINA became the owner of all of the outstanding share capital of Davidhill. At the closing of the Share Purchase, SINA issued 63,828 ordinary shares as the Initial Share Consideration.

     After the closing, the Sellers are entitled to the payment of up to an additional twenty one million U.S. dollars (U.S. $21,000,000) (the “Additional Consideration”) upon the achievement of certain performance criteria relating to the average of the maximum concurrent online users of the Longmaster UC Product during each week in any four consecutive week period within fifteen months commencing from the date of the Stock Purchase Agreement as designated by the Sellers.

     The Additional Consideration shall be paid: (i) as to 84% of the Additional Consideration, by cash; and (ii) as to the remainder, by the issuance of a number of ordinary shares of SINA as determined by dividing (A) the applicable amount of Additional Consideration by (B) the average of per share closing prices of the ordinary shares of SINA on the Nasdaq National Market during the thirty (30) calendar days immediately preceding the date of the Stock Purchase Agreement.

     The amount of the consideration including the number of ordinary shares of SINA to be issued was determined by arms-length negotiations among the parties. The source of the funds paid or to be paid by SINA under the Stock Purchase Agreement is SINA’s cash.

     The foregoing descriptions of the Share Purchase and the Asset Purchase do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, as amended, and the Asset Purchase Agreement filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

      It is currently impracticable for SINA to provide the required financial statements. In accordance with Item 9.01(a)(4) of the Instructions to Form 8-K, SINA will file such financial statements as soon as they are available, and in no event later than 71 days from the date of the 8-K filing.

(b)	Pro Forma Financial Information.

(c)	Exhibits.

2.1	Stock Purchase Agreement dated July 1, 2004 among SINA Corporation, Davidhill Capital Inc., the shareholders of Davidhill Capital Inc. listed on Part I of Exhibit A to such agreement, and the company and individuals listed on Part II of Exhibit A to such agreement.

2.2	Amendment Agreement dated October 13, 2004 among SINA Corporation, Davidhill Capital Inc., the shareholders of Davidhill Capital Inc. listed on Part I of Exhibit A to the Stock Purchase Agreement, and the company and individuals listed on Part II of Exhibit A to the Stock Purchase Agreement.

2.3	Asset Purchase Agreement dated July 1, 2004 by and between Guiyang Longmaster Information Technology Co., Ltd. and Beijing Davidhill Internet Technology Service Co., Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINA CORPORATION
(Registrant)

Date:	October 22, 2004	By:	/s/ Charles Chao
Charles Chao
Chief Financial Officer

EXHIBIT INDEX

2.1	Stock Purchase Agreement dated July 1, 2004 among SINA Corporation, Davidhill Capital Inc., the shareholders of Davidhill Capital Inc. listed on Part I of Exhibit A to such agreement, and the company and individuals listed on Part II of Exhibit A to such agreement.

2.2	Amendment Agreement dated October 13, 2004 among SINA Corporation, Davidhill Capital Inc., the shareholders of Davidhill Capital Inc. listed on Part I of Exhibit A to the Stock Purchase Agreement, and the company and individuals listed on Part II of Exhibit A to the Stock Purchase Agreement.

2.3	Asset Purchase Agreement dated July 1, 2004 by and between Guiyang Longmaster Information Technology Co., Ltd. and Beijing Davidhill Internet Technology Service Co., Ltd.